As filed with the Securities and Exchange Commission on May 14, 1999

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                          ------------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              TC PipeLines, LP
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           (Exact name of registrant as specified in its charter)

                 Delaware                                 52-2135448
  ----------------------------------------         ------------------------
  (State of incorporation or organization)            (I.R.S. Employer
                                                     Identification No.)
            Four Greenspoint Plaza
            16945 Northchase Drive
                Houston, Texas                             77060
  ----------------------------------------         ------------------------
  (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of each exchange on which
Title of each class to be so registered    each class is to be registered
---------------------------------------    ------------------------------
None                                                            None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.                      [_]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                      [X]

Securities act registration statement file number to which this form relates: 333-69947
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Securities to be registered pursuant to Section 12(g) of the Act:


            Common Units representing limited partner interests
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                              (Title of class)

Item 1.   Description of Securities to be Registered.
          ------------------------------------------

     A description of the common units representing limited partner interests in TC PipeLines, LP (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-69947), as filed with the Securities and Exchange Commission on December 30, 1998 under the Securities Act of 1933, as amended by Amendment No. 1 to the Registration Statement dated March 12, 1999, Amendment No. 2 to the Registration Statement dated April 14, 1999, Amendment No. 3 to the Registration Statement dated May 3, 1999, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.   Exhibits.
          --------

     The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange
Commission.

          1. Registrant's Registration Statement on Form S-1 (No. 333-69947), as filed with the Securities and Exchange Commission on December 30, 1998 (the "Registration
               Statement") as amended by Amendment No. 1 to the Registration Statement dated March 12, 1999, Amendment No. 2 to the Registration Statement dated April 14, 1999, Amendment No. 3 to the Registration Statement dated May 3, 1999.

          2. Certificate of Limited Partnership of the Registrant (which is incorporated by reference from Exhibit 3.2 to the Registration Statement).

          3. Form of Agreement of Limited Partnership of the Registrant, (which is incorporated by reference from Appendix A to the prospectus included in the Registration Statement).

          4. Form of Certificate Evidencing Common Units, (which is incorporated by reference from Exhibit A to Appendix A to the prospectus included in the Registration Statement).

                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  May 14, 1999
                                          TC PipeLines, LP


                                          By:  TC PipeLines GP, Inc.
                                          its general partner

                                          By:   /s/ John W. Carruthers
                                             --------------------------

                                          Name:  John W. Carruthers
                                          Title: President and
                                                 Chief Executive Officer